Exhibit 99.1

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

Zoetis Appoints Jay Saccaro as Chief Financial Officer and Chief Operating Officer

Saccaro’s Appointment is Effective August 17, 2026; Wetteny Joseph to Serve as a Special Advisor to the CEO on Financial Matters Until Early 2027

PARSIPPANY, N.J. – August 6, 2026 – Zoetis Inc. (NYSE: ZTS) today announced the appointment of James (Jay) Saccaro as Executive Vice President, Chief Financial Officer and Chief Operating Officer, effective August 17, 2026. In this newly created role, Mr. Saccaro will lead Zoetis’ global finance function, shaping capital allocation, financial strategy, reporting and controls, and investor engagement and oversee Global Manufacturing and Supply to drive operational execution and performance. With Mr. Saccaro’s appointment, Wetteny Joseph will transition to an advisory role effective August 17, 2026. Mr. Joseph has agreed to remain with the company as a Special Advisor to the CEO on financial matters until early 2027 to facilitate a smooth transition.

Mr. Saccaro joins Zoetis with extensive executive leadership experience at large-scale life sciences companies. He most recently served as Vice President and CFO at GE HealthCare, where he led key initiatives for the newly established public company, including designing processes and approaches across finance, accounting, new product planning, R&D prioritization, and capital allocation, and overseeing the Information Technology function. Previously, Mr. Saccaro spent over two decades at Baxter International Inc., where he held positions of increasing responsibility, culminating in his role as Executive Vice President and CFO for eight years. In that role, he oversaw all aspects of the company’s finance and information technology functions and led a number of high-impact enterprise initiatives, including a margin and cash flow improvement plan following the company’s successful spin-off of Baxalta. Mr. Saccaro led business development for Baxter’s $5 billion Medication Delivery unit and played a key role in major M&A.

“We are excited to welcome Jay to Zoetis as we prepare for our next wave of innovation-driven growth,” said Kristin Peck, Chief Executive Officer of Zoetis. “Jay brings a unique combination of skills to this newly created leadership position. He is a seasoned finance executive with 12 years of CFO experience at some of the world’s leading healthcare companies and has proven expertise in successfully developing and executing company-wide strategic initiatives. Jay’s track record of designing financial frameworks that balance R&D investment with operational rigor and efficiency will be a significant asset as we sharpen our competitive edge and invest in our future growth platforms. In this expanded role, Jay will also continue to strengthen our global manufacturing and supply operations, enhancing supply chain and distribution performance, and driving greater operational excellence and agility. I look forward to partnering with Jay to build on our industry leadership and deliver sustainable growth and long-term value for shareholders.”

“I am thrilled to join the world’s leading animal health company,” said Mr. Saccaro. “From the company’s deep innovation pipeline to its products that have built and defined categories in the industry, Zoetis is an exceptional business grounded in a deep commitment to setting new standards for the future of animal care. There is tremendous runway to build on that legacy, and alongside Kristin, the leadership team and Zoetis’ talented colleagues, I’m eager to help unlock the opportunities ahead and drive sustainable value creation.

Ms. Peck added, “On behalf of the Board of Directors and the entire Zoetis team, I thank Wetteny for his strong leadership, partnership, and many important contributions since joining the company five years ago. During his time with Zoetis, Wetteny has helped guide the company through a period of significant investment, change, and growth. We are grateful for his support through this transition and wish him all the best in his next chapter.”

“I am honored to have served as CFO of Zoetis and proud of our team’s accomplishments during my time with the company,” said Mr. Joseph. “I remain confident in Zoetis’ strategy, people and long-term opportunities. Zoetis remains strongly positioned to continue innovating and leading the animal health industry, and I look forward to watching its success for years to come.”

About Jay Saccaro

James (Jay) Saccaro is an accomplished executive with extensive leadership experience across global healthcare and life sciences organizations. He joins Zoetis from GE HealthCare, where he served as Vice President and Chief Financial Officer since 2023, leading the company’s finance, information technology, strategy and business development functions. Prior to GE HealthCare, Mr. Saccaro served as Executive Vice President and CFO at Baxter International Inc. from 2015 to 2023, where he played a key role in leading the company’s post-spin transformation, margin improvement initiatives and capital structure optimization. Prior to rejoining Baxter, Mr. Saccaro was Senior Vice President and CFO at Hill-Rom Corporation. He had previously served as the Corporate Vice President and Treasurer of Baxter from 2011 to 2013. Mr. Saccaro originally joined Baxter in 2002 as manager of strategy for the BioScience business, and over the years assumed positions of increasing responsibility, including vice president of financial planning and vice president of finance for the company’s operations in Europe, Middle East and Africa. He began his career in strategic planning at The Walt Disney Company.

Mr. Saccaro received a bachelor’s degree in economics and master’s degree in engineering-economic systems from Stanford University.

About Zoetis

Zoetis is the world’s leading animal health company, driven by a singular purpose: to nurture our world and humankind by advancing care for animals. With a legacy of nearly 75 years, Zoetis continues to pioneer ways to predict, prevent, detect, and treat animal illness, supporting veterinarians, livestock producers, and pet owners in over 100 countries. We integrate deep scientific expertise, data-driven R&D, advanced manufacturing, and commercial excellence to deliver meaningful innovation across medicines, vaccines, diagnostics, biopharmaceuticals, and digital solutions. Guided by our vision to be the most trusted and valued animal health company, Zoetis is committed to setting new standards for the future of animal care through innovation, customer obsession, and purpose-driven colleagues. To learn more, visit Zoetis.com.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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